Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 900 South Capital of Texas Highway Las Cimas IV, Fifth Floor Austin, Texas 78746-5546 O: 512.338.5400 F: 512.338.5499

November 12, 2021

Bakkt Holdings, Inc.

10000 Avalon Boulevard

Suite 1000

Alpharetta, Georgia 30009

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-1 (the “Registration Statement”), filed by Bakkt Holdings, Inc., a Delaware corporation (f/k/a VPC Impact Acquisition Holdings, a Cayman Islands exempted company (the “Company”)), with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) the issuance by the Company, and the offer and sale from time to time by the selling securityholders named in the Registration Statement (the “Selling Securityholders”), of (a) up to 190,726,638 shares the Company’s of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), issuable upon the exchange of an equal number of outstanding or issuable Paired Interests (as defined below) (the “Underlying Class A Shares”) and (b) up to 6,147,440 shares of Class A Common Stock issuable upon the exercise of the Private Placement Warrants (as defined below) (the “Private Warrant Shares”), as well (ii) the offer and sale from time to time by the Selling Securityholders of (a) 32,500,000 shares of Class A Common Stock issued to certain qualified institutional buyers and accredited investors (the “PIPE Shares”), (b) 5,184,300 shares of Class A Common Stock issued to VPC Impact Acquisition Holdings Sponsor, LLC (the “Sponsor”) and certain of its affiliates that relate to securities acquired by them prior to the Company’s initial public offering (the “Founder Shares” and, together with the PIPE Shares, the “Outstanding Shares”), and (c) 6,147,440 warrants to purchase Class A Common Stock issued to the Sponsor (the “Private Placement Warrants” and together with the Underlying Class A Shares and the Outstanding Shares, the “Securities”). References in this opinion to a Paired Interest refer to one common unit of Bakkt Opco Holdings, LLC (“Opco”), coupled with one share of the Company’s Class V common stock, par value $0.0001 per share.

We are acting as counsel for the Company in connection with the registration of the Securities. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or advisable for the purpose of rendering the opinions and statements set forth below. In rendering the opinions and statements expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

In addition, we have reviewed originals or copies of such corporate records of the Company, certificates of public officials, a certificate of an officer of the Company as to factual matters, and such other documents that we considered necessary or advisable for the purpose of rendering the opinions set forth below. We have not independently established the facts stated therein.

In our examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents, and the legal competence of all signatories to such documents. We have also assumed the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have assumed that the certificates representing the Securities have been properly authenticated by the

AUSTIN     BEIJING     BOSTON     BRUSSELS     HONG KONG     LONDON     LOS ANGELES     NEW YORK     PALO ALTO

SALT LAKE CITY     SAN DIEGO     SAN FRANCISCO     SEATTLE     SHANGHAI     WASHINGTON, DC     WILMINGTON, DE

Bakkt Holdings, Inc.

November 12, 2021

signature of an authorized officer of the Company’s transfer agent. We have also assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies submitted for our examination and the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.

We express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware and, solely as to the Private Placement Warrants constituting legally binding obligations of the Company, the laws of the State of New York.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set out below, we are of the opinion that:

1.	With respect to the Outstanding Shares to be offered pursuant to the Registration Statement, such Outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable;

2.

With respect to the Underlying Class A Shares to be offered pursuant to the Registration Statement, when such shares are issued upon the exchange of outstanding Paired Interests pursuant to the terms of that certain Exchange Agreement, dated as of October 15, 2021, among the Company, Opco and certain unitholders of Opco party thereto, such Underlying Class A Shares will have been duly authorized and validly issued, fully paid and nonassessable;

3.

With respect to the Private Placement Warrants to be offered pursuant to the Registration Statement, such Private Placement Warrants constitute valid and binding obligations of the Company, in accordance with their terms; and

4.

With respect to the Private Warrant Shares to be offered pursuant to the Registration Statement, when such shares are issued upon exercise of the Private Placement Warrants pursuant to the terms of that certain Warrant Agreement, dated as of September 22, 2020 (the “Warrant Agreement”), by and between the Company (as VPC Impact Acquisition Holdings) and Continental Stock Transfer & Trust Company, as warrant agent, the Private Warrant Shares will have been duly authorized and validly issued, fully paid and nonassessable.

Our opinion that any document is legal, valid and binding is qualified as to:

(a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally;

(b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.

In addition, we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement. For purposes of our opinion in paragraph 4, we have assumed the Warrant Price (as defined in the Warrant Agreement) will not be adjusted to an amount below the par value per share of the Class A Common Stock.

Bakkt Holdings, Inc.

November 12, 2021

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the prospectus, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation